UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 25, 2013

Jones Lang LaSalle Income Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 782-5800
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 25, 2013, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) issued a press release announcing the establishment of a $40 million revolving line of credit agreement with Bank of America, N.A. The line of credit has a two year term and bears interest based on LIBOR plus a spread ranging from 1.50% to 2.75% depending on the Company's consolidated leverage ratio.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on the establishment of a $40 million line of credit agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President
Date: July 3, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on the establishment of a $40 million line of credit agreement.